Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS AND ALLOS THERAPEUTICS AGREE TO MERGE TO STRENGTHEN COMMERCIAL PORTFOLIO AND ACHIEVE COST SYNERGIES

Combined Company to Leverage Customer Relationships for Both Brands

Combination Expected to Realize Between $55 and $60 Million in Annual Cost Synergies

New Company to Have Strong Balance Sheet and Improved Operating Leverage

Lexington, MA and Westminster, CO (July 20, 2011) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) and Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced that they have entered into a definitive merger agreement under which the companies will combine in an all-stock merger with a total equity value of approximately $686 million.  The transaction is expected to result in annual cost savings synergies of between $55 million and $60 million, the majority of which are expected to be realized in the first fiscal year after closing.

Under the terms of the transaction, which has been approved by the boards of directors of both companies, Allos stockholders will receive a fixed ratio of 0.1282 shares of AMAG common stock for each share of Allos common stock they own.  Following the consummation of the merger, AMAG stockholders will own approximately 61 percent of the combined company and Allos stockholders will own approximately 39 percent of the combined company.

The Board of Directors of the combined company will have 9 members in total, including 5 members nominated by the Board of AMAG and 4 members nominated by the Board of Allos. Brian J.G. Pereira, MD, President and Chief Executive Officer of AMAG, will serve as President and Chief Executive Officer of the combined company, and Paul L. Berns, President and Chief Executive Officer of Allos, will serve on the combined company’s Board of Directors.  Michael Narachi, AMAG’s current Chairman will serve as Chairman of the combined company’s Board of Directors.  The combined company will have headquarters in Lexington, MA and is expected to be renamed to reflect its strategic focus. The transaction is expected to close in the fourth quarter of 2011 and is structured to be a tax-free reorganization for the stockholders of both companies.

The combined company will have a portfolio of commercial products in the U.S. comprised of AMAG’s FERAHEME® (ferumoxytol injection) and Allos’ FOLOTYN® (pralatrexate injection).  FERAHEME is indicated for the treatment of iron deficiency anemia (IDA) in adult patients with chronic kidney disease (CKD), and FOLOTYN is indicated for use as a single agent for patients with relapsed or refractory peripheral T-cell lymphoma (PTCL).

Strategic and Financial Benefits of the Transaction

•                  Combined company will have a commercial portfolio of products focused on high-potential markets

•                  The overall U.S. non-dialysis IV iron market is estimated to be $400 million(1). Approximately 1.6 million Americans are estimated to have non-dialysis dependent CKD and IDA, and only a fraction are treated.

•                  The total U.S. market for second line peripheral T-cell lymphoma is estimated to be $400 million(2). The total U.S. relapsed or refractory PTCL treatable population is estimated to be approximately 10,000 patients.

•                  Combined company to leverage customer relationships for benefit of both brands

•                  Common commercial call points in hematology/oncology clinics and hospitals

•                  Overlap in customer base expected to facilitate increased brand awareness and market penetration

•                  Annual estimated synergies of $55 million to $60 million from elimination of costs, the majority of which are expected to be realized in the first fiscal year after closing.  One-time costs associated with the transaction are expected to total approximately $35 million to $38 million.

•                  Strong balance sheet for business reinvestment and further portfolio diversification

•                  As of June 30, 2011, the two companies had combined unaudited cash, cash equivalents, and investments of $373.7 million

•                  Combined company’s cash position expected to be sufficient to reach cash flow positive status

•                  Combined company has potential to earn up to $530.5 million in ex-U.S. development and commercial milestone payments from established collaborations and partnerships. Additionally, the combined company will be eligible to receive double-digit, tiered royalties based on product sales in the partnered regions.

•                  Collaborations outside the U.S. with industry leaders — Takeda Pharmaceutical Company Limited (Takeda) in several ex-US regions and 3Sbio in China for FERAHEME, and Mundipharma International Corporation Limited (Mundipharma) for FOLOTYN

•                  Global development program expected to drive expanded market opportunities for both brands

•                  FERAHEME marketing applications are under review in the EU, Canada and Switzerland for the treatment of IDA in adult CKD patients; regulatory decisions expected in the EU and Canada in 2011 and in Switzerland in 2012

•                  FERAHEME is being evaluated in a global registrational program for a broad IDA indication; completion of enrollment expected by the end of 2011

•                  FOLOTYN marketing application is under review in the EU for the treatment of patients with relapsed or refractory PTCL; regulatory decision expected in the EU in early 2012

•                  FOLOTYN will be evaluated in two global Phase 3 registrational studies exploring its activity in first-line PTCL and relapsed or refractory cutaneous T-cell lymphoma

“We are very excited about this merger as it creates a combined company with an enhanced commercial presence in attractive market segments supported by a more efficient organizational structure,” said Brian J.G. Pereira, MD, CEO of AMAG.  “As a new company, we will remain committed to the development and commercialization of innovative therapies for the treatment of serious and life-threatening diseases.  Together, we will have a stronger balance sheet with the resources to further expand our portfolio through the in-licensing or acquisition of new products, providing new opportunities for employees, effective treatments for patients and enhanced value for stockholders.”

“This merger provides Allos and AMAG stockholders with a unique opportunity to benefit from a new company with a diversified portfolio of commercial products and significantly improved operating leverage,” said Paul L. Berns, CEO of Allos. “We believe that Allos’ product development and commercial experience in oncology will be a valuable asset for the combined company and will help both brands achieve their full market potential while improving the lives of patients.”

Agreements to Vote in Favor of the Transaction

Directors and named executive officers of each of the companies, along with Warburg Pincus, Allos’ largest stockholder, have entered into voting agreements pursuant to which they have agreed to vote all of their shares in favor of the transaction.

Approvals

The transaction is subject to approval by both companies’ stockholders and other customary closing conditions, including clearance under the Hart-Scott-Rodino Act.

Combined Company Product Offering

AMAG received FDA approval for FERAHEME in June 2009 for the treatment of IDA in adult patients with CKD. Patients with IDA and CKD are treated in a variety of settings, including hematology/oncology infusion centers, hospitals, and nephrology clinics where many CKD patients receive IV iron. Additionally, IDA and CKD are both common concomitant conditions in oncology patients, and FERAHEME is often used in these patients as a supportive care therapeutic. Consequently, hematology/oncology infusion centers represented 30 percent of FERAHEME provider demand in the U.S. in 2010. FERAHEME has patent protection through 2020, potentially longer with extensions.

FOLOTYN, a folate analogue metabolic inhibitor, was discovered by Sloan-Kettering Institute for Cancer Research, SRI International and Southern Research Institute and developed by Allos Therapeutics.  In September 2009, the U.S. Food and Drug Administration (FDA) granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL.  This indication is based on overall response rate.  Clinical benefit such as improvement in progression-free survival or overall survival has not yet been demonstrated.  FOLOTYN has been available to patients in the U.S. since October 2009.  An updated analysis of data from PROPEL, the pivotal study of FOLOTYN in patients with relapsed or refractory PTCL, was published in the March 20, 2011 issue of the Journal of Clinical Oncology.  FOLOTYN has patent protection through 2017, potentially longer with extensions.

Partnership Payments and Milestones

The combined company has the potential to earn up to $530.5 million in ex-U.S. development and commercial milestone payments from established collaborations and partnerships. Through its alliance with Takeda for FERAHEME in Europe and other select territories, AMAG has the potential to earn up to $220 million by meeting development and commercial milestones, including up to $33 million of near-term potential milestones related to approvals and commercial launches in the EU and Canada for the treatment of patients with IDA and CKD.

Under a collaboration agreement with Mundipharma, Allos retains full commercialization rights for FOLOTYN in the U.S. and Canada, with Mundipharma having exclusive rights to commercialize FOLOTYN in all other countries.  Under the collaboration, Allos received an upfront payment of $50 million in May 2011and has the potential to earn regulatory and commercial progress- and sales-dependent milestone payments of up to $310.5 million.  Allos is also entitled to receive tiered double-digit royalties based on net sales of FOLOTYN within Mundipharma’s licensed territories. Allos and Mundipharma will jointly fund development costs, initially on a 60:40 basis, which will change to a 50:50 basis if certain pre-defined milestones are achieved, including approval of the Marketing Authorisation Application (MAA) currently under review to market FOLOTYN in the European Union.

Quarterly Results

AMAG will announce its results for the second quarter 2011 on July 26, 2011.  AMAG currently expects total revenues for the second quarter to be between $15.3 million and $15.5 million, including between $12.7 million and $12.9 million of net FERAHEME product revenues.

Allos will announce its results for the second quarter 2011 on August 4, 2011. Allos currently expects FOLOTYN net product sales for the second quarter to be approximately $11.0 million.

Both companies will provide further details on their respective quarterly results during their scheduled quarterly conference calls.

Conference Call

A conference call is scheduled for July 20, 2011 at 8:00 AM Eastern to discuss the transaction. Listeners in the U.S. may access this call by dialing (866) 610-1072.  Listeners outside the U.S. may access the call by dialing (404) 991-3932 (toll charges apply).  The ID# for this call is 84818634. For interested individuals unable to join the call, a replay will be available through August 3, 2011 by dialing (855) 859-2056 or (404) 537-3406, pass code 84818634.  This conference call will also be webcast. Listeners may access the webcast, which is available on the investor relations pages of both companies’ websites: www.amagpharma.com and www.allos.com.

Morgan Stanley is acting as AMAG’s financial advisor, and Cooley LLP is acting as legal counsel to AMAG.  J.P. Morgan Securities LLC is acting as Allos’ financial advisor, and Latham & Watkins LLP is acting as legal counsel to Allos.

Contacts

AMAG Pharmaceuticals

Amy Sullivan, 617-498-3303

Carol Miceli, 617-498-3361

or

Allos Therapeutics, Inc.

Monique Greer, 720-540-5268

or

Joele Frank, Wilkinson Brimmer Katcher

Tim Lynch / Annabelle Rinehart

212-355-4449

About AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia. For additional company information, please visit www.amagpharma.com.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN(R) (pralatrexate injection), a folate analogue metabolic inhibitor. FOLOTYN is approved in the U.S. for the treatment of patients with relapsed or refractory PTCL. For additional information, please visit www.allos.com.

About FERAHEME

In the United States, FERAHEME® (ferumoxytol) Injection for Intravenous (IV) use is indicated for the treatment of iron deficiency anemia in adult chronic kidney disease (CKD) patients. FERAHEME received marketing approval from the U.S. Food and Drug Administration on June 30, 2009 and was commercially launched by AMAG in the U.S. shortly thereafter. For additional product information, please visit www.feraheme.com.

Important Safety Information About FERAHEME

Indication and contraindications

FERAHEME is indicated for the treatment of iron deficiency anemia in adult patients with chronic kidney disease. FERAHEME is contraindicated in patients with known hypersensitivity to Feraheme or any of its components.

Warnings and precautions

Serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have been life-threatening and fatal, have been reported in patients receiving FERAHEME.  Observe patients for signs and symptoms of hypersensitivity during and after FERAHEME administration for at least 30 minutes and until clinically stable following completion of each administration.  Only administer the drug when personnel and therapies are immediately available for the treatment of anaphylaxis and other hypersensitivity reactions. Anaphylactic type reactions, presenting with cardiac/cardiorespiratory arrest, clinically significant hypotension, syncope, and unresponsiveness have been reported in the post-marketing experience. In clinical studies, serious hypersensitivity reactions were reported in 0.2% (3/1,726) of subjects receiving FERAHEME.  Other adverse reactions potentially associated with hypersensitivity (e.g., pruritus, rash, urticaria or wheezing) were reported in 3.7% (63/1,726) of subjects. Severe adverse reactions of clinically significant hypotension have been reported in the post-marketing experience. In clinical studies, hypotension was reported in 1.9% (33/1,726) of subjects, including three patients with serious hypotensive reactions. Monitor for signs and symptoms of hypotension following each FERAHEME injection. Excessive therapy with parenteral iron can lead to excess storage of iron with the possibility of iatrogenic hemosiderosis. Patients should be regularly monitored for hematologic response during parenteral iron therapy, noting that lab assays may overestimate serum iron and transferrin bound iron values in the 24 hours following administration of FERAHEME. As a superparamagnetic iron oxide, FERAHEME may transiently affect magnetic resonance diagnostic imaging studies for up to 3 months following the last FERAHEME dose. FERAHEME will not affect X-ray, CT, PET, SPECT, ultrasound, or nuclear imaging.

Adverse reactions

In clinical trials, the most commonly occurring adverse reactions in Feraheme treated patients versus oral iron treated patients reported in > 2% of chronic kidney disease patients were diarrhea (4.0% vs. 8.2%), nausea (3.1% vs. 7.5%), dizziness (2.6% vs. 1.8%), hypotension (2.5% vs. 0.4%), constipation (2.1% vs. 5.7%) and peripheral edema (2.0% vs. 3.2%). In clinical trials, adverse reactions leading to treatment discontinuation and occurring in 2 or more Feraheme treated patients included hypotension, infusion site swelling, increased serum ferritin level, chest pain, diarrhea, dizziness, ecchymosis, pruritus, chronic renal failure, and urticaria.

Post-marketing safety experience

The following adverse reactions have been identified during post-approval use of FERAHEME. Because these reactions are reported voluntarily from a population of uncertain size, it is not always possible to reliably estimate their frequency or establish a causal relationship to drug exposure.

The following serious adverse reactions have been reported from the post-marketing spontaneous reports with FERAHEME: life-threatening anaphylactic-type reactions, cardiac/cardiorespiratory arrest, clinically significant hypotension, syncope, unresponsiveness, loss of consciousness, tachycardia/rhythm abnormalities, angioedema, ischemic myocardial events, congestive heart failure, pulse absent, and cyanosis. These adverse reactions have occurred up to 30 minutes after the administration of FERAHEME injection. Reactions have occurred following the first dose or subsequent doses of FERAHEME.

For full prescribing information, please visit www.feraheme.com.

About FOLOTYN

FOLOTYN, a folate analogue metabolic inhibitor, was discovered by Sloan-Kettering Institute for Cancer Research, SRI International and Southern Research Institute and developed by Allos Therapeutics.  In September 2009, the U.S. Food and Drug Administration (FDA) granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL.  This indication is based on overall response rate.  Clinical benefit such as improvement in progression-free survival or overall survival has not yet been demonstrated.  FOLOTYN has been available to patients in the U.S. since October 2009.  An updated analysis of data from PROPEL, the pivotal study of FOLOTYN in patients with relapsed or refractory PTCL, was published in the March 20, 2011 issue of the Journal of Clinical Oncology.  FOLOTYN has patent protection through 2017, potentially longer with extensions.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If >Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued.

Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are >Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%).  The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.FOLOTYN.com.

Additional Information and Where You Can Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger between AMAG and Allos will be submitted to the respective stockholders of AMAG and Allos for their consideration.

AMAG will file a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Allos and AMAG and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”).  Investors are urged to read the joint proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information.  Security holders may obtain a free copy of the proxy statement/prospectus (when it is available)

and other documents filed by Allos and AMAG with the SEC at the SEC’s website at www.sec.gov.  The joint proxy statement/prospectus and other documents may also be obtained for free by contacting Allos’ Investor Relations by e-mail at investorrelations@allos.com, by telephone at (303) 426-6262 or by mail at Investor Relations, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, CO 80020 or by contacting AMAG’s Investor Relations by e-mail at cmiceli@amagpharma.com, by telephone at (617) 498-3361 or by mail at Investor Relations, AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, MA 02421.

Allos, AMAG, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information regarding Allos’ directors and executive officers and their beneficial ownership of Allos’ common stock is also set forth in Allos’ annual proxy statement on Schedule 14A filed with the SEC on April 29, 2011. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Allos’ Investors page on its corporate website at www.allos.com.  Information concerning AMAG’s directors and executive officers and their beneficial ownership of AMAG’s common stock is set forth in AMAG’s annual proxy statement on Schedule 14A filed with the SEC on April 18, 2011.  This document is available free of charge at the SEC’s website at www.sec.gov or by going to AMAG’s Investors page on its corporate website at www.amagpharma.com.  Additional information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Allos’ investors or AMAG’s investors generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, are intended to identify such forward-looking statements, but their absence does not mean that a particular statement is not forward-looking.  Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Examples of such forward looking statements include Allos and AMAG’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by requisite stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. In any forward-looking statement in which AMAG or Allos expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of Allos or AMAG stockholders to approve the proposed transaction; the challenges and costs of closing the proposed transaction, integrating the two companies, restructuring the combined company; the possibility that the expected synergies will not be realized, or will not be realized within the expected time period; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Allos and AMAG generally, including those set forth in the filings of Allos and AMAG with the Securities and Exchange Commission, especially in the “Risk Factors” section of Allos’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 10, 2011, the “Risk Factors” section of AMAG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 9, 2011, and in Allos’ and AMAG’s other periodic reports and filings with the SEC.  Allos and AMAG cautions investors not to place undue reliance on the forward-looking statements contained herein.  All forward-looking statements are based on information currently available to Allos and AMAG on the date hereof, and Allos and AMAG undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

References:

(1) IDA and CKD Market Sources: NDD-CKD: Coresh J, et al. Prevalence of Chronic Kidney Disease in the United States. JAMA, November 2007.  Fishbane, S. et al. Iron Indicies in CKD in the NHANES 1988-2004,CJASN, Jan. 2009, Vol 4, No. 1.

(2) Incidence and 2nd line patients includes all PTCL subtypes; estimated using market research studies,  secondary reports, independent 3rd party research, oncology benchmarks; 2010  U.S. estimates based on Allos Therapeutics analysis; market size based on range of average single agents used off-label in U.S. and is not a FOLOTYN forecast

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